EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of PowerHouse Technologies Group, Inc. on Form SB-2 of our report, dated June 10, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts."

/s/ HEIN & ASSOCIATES LLP

Orange, California
August 13, 2004